Exhibit 99.2

BoxInterferences@uspto.gov
Tel: 571-272-9797	Entered: February 27, 2019

UNITED STATES PATENT AND TRADEMARK OFFICE

BEFORE THE PATENT TRIAL AND APPEAL BOARD

Eric Q. Li

and

Quian Diao

Junior Party

(Patent 7,685,077 C1),

v.

Jason Weston

and

Isabelle Guyon,

Senior Party

(Application 12/994,197).

(Patent Interference No. 106,066) (JTM)

(Technology Center 2100)

Before SALLY GARDNER LANE, JAMES T. MOORE,

and DEBORAH KATZ, Administrative Patent Judges.

MOORE, Administrative Patent Judge.

JUDGMENT - Bd. R. 127(a)

Interference 106,066 (JTM) – Li v. Weston – Judgment

1	The Board has dismissed all pending motions. Paper 148.

2	Li’s earliest alleged priority date of July 20, 2006 (Paper 23) is after

3	Weston’s accorded priority date of January 31, 2005.

4	Accordingly, Li cannot prevail on priority.

5	Accordingly,

6	It is ORDERED that judgment on priority is entered against junior party Li

7	as to Count 1, the sole Count, of the interference. Paper 1, 5.

8	FURTHER ORDERED that claims 1–15 of Li patent 7,685,077 C1 are

9	cancelled. 35 U.S.C. § 135(a);

10	FURTHER ORDERED that the parties are directed to 35 USC § 135(c) and

11	Bd. R. 205 regarding the filing of settlement agreements;

12	FURTHER ORDERED that a party seeking judicial review timely serve

13	notice on the Director of the United States Patent and Trademark Office.

14	37 C.F.R. §§ 90.1 and 104.2. See also Bd. R. 8(b);

15	Attention is directed to Biogen Idec MA, Inc., v. Japanese Foundation for

16	Cancer Research, 785 F.3d 648, 654–57 (Fed. Cir. 2015) (determining that pre-

17	AIA § 146 review was eliminated for interference proceedings declared after

18	September 15, 2012); and

19	FURTHER ORDERED that a copy of this judgment be entered into the

20	administrative records of the involved Li patent and Weston application.

Interference 106,066 (JTM) – Li v. Weston – Judgment

cc (electronic delivery):

Attorneys for Junior Party Li – (Intel Corporation)

R. Danny Huntington

William N. Hughet

Rothwell, Figg, Ernst & Manbeck, P.C.

dhuntington@rfem.com

whughet@rfem.com

Amanda J. Tessar

Kourtney Mueller Merrill

Perkins Coie, LLP

atessar@perkinscoie.com

kmerrill@perkinscoie.com

Attorneys for Senior Party Weston – (Health Discovery Corporation)

Eleanor Musick

Scott H. Davison

Musick Davison, LLP

eleanor@mdiplaw.com

scott@mdiplaw.com

Stuart S. Levy

Stuart S. Levy, LLC

stuartslevyllc@gmail.com

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